EXHIBIT 99.1

FISION and Continuity Logic Announce Entry into Merger Agreement, Creating a First of its Kind Cloud Platform for Critical Business Processes, from Digital Asset Management and Agile Marketing, to Business Continuity and Risk Management

MINNEAPOLIS, MN – August 9, 2018 –FISION Corporation (OTCQB: FSSN), a leading sales enablement platform, today announced that it has entered into a definitive merger agreement under which it will combine with Continuity Logic, L.L.C., a leading provider of integrated business continuity and risk management software.

The terms call for a merger transaction, pursuant to which Continuity Logic will merge into a wholly owned subsidiary of FISION, thereby becoming a wholly owned subsidiary of FISION, with the equity holders of Continuity Logic receiving shares of FISION common stock in exchange for their membership interest units in Continuity Logic.

In addition to completion of due diligence by each of FISION and Continuity Logic of the other party and customary closing conditions, the merger is conditioned upon the completion of a private equity offering to provide growth capital. The merger is expected to close before the end of the third quarter.

“There is only one thing better for our customers than having a powerful, cloud-based platform like FISION, and that is having two,” stated Mike Brown, founder, president and CEO of FISION, “Continuity Logic has been recognized four times in the Gartner magic quadrant for best-in-class business continuity technology. The two companies have similar technology stacks; however, our offerings are highly- complimentary and synergistic, with zero overlap in terms of our Fortune 500 client base. We see tremendous cross sell opportunities, with all-star rollup of talent, experience and technical know-how.”

Tejas Katwala, CEO and co-founder of Continuity Logic, commented, “FISION has a stellar reputation for its ability to innovate and deliver first class solutions, along with strong customer service and outstanding personnel. Together, we can accelerate the growth of our combined organizations and deliver a broader and deeper portfolio of solutions. This includes rapid deployment, a strong user implementation and configuration tool set, rich content management, deep business process management tools, and data management and analytics solutions that are optimized to enhance client value across the enterprise.”

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Added Brown: “The terms of the merger have been unanimously approved by the boards of directors of both companies. We could not be more excited to leverage the synergies of our combined organizations and together accelerate our growth.”

Further details are available in the Form 8-K FISION has filed with the U.S. Securities and Exchange Commission, and which is available in the investor section on the company’s website.

Management and Organization

Concurrent with the merger becoming effective, FISION’s board of directors will be composed of five directors. The directors will include Michael Brown, president and CEO of FISION, and John Bode, a FISION independent director. In addition to Messrs. Brown and Bode, Peter Christensen and Tejas Katwala, directors of Continuity Logic, as well as Laurence Mascera, President and COO of Continuity Logic, will be appointed to FISION’s board of directors, with Christensen becoming chairman of the board of directors.

About Continuity Logic

Continuity Logic was founded in 2006 by seasoned technology professionals and is the world’s first adaptive, zero-code integrated risk management application development platform. Through the implementation of Continuity Logic, organizations can build highly configurable integrated risk applications that uniquely connect people, business process, technology, vendors, facilities, organization structure, and operational and regulatory data in weeks rather than incompletely over months and years.

Continuity Logic dramatically reduces the cost and time to deploy and change risk, business continuity, disaster recovery and compliance (Integrated Risk) programs and delivers new, strategic information in real-time to organizational leaders and front-line workers so that each can make better decisions.

About FISION Corp.

Founded in 2011, Minneapolis-based FISION is the nation’s leading provider of agile marketing software that simplifies collaboration across global organizations, and more effectively manages brand and marketing content. FISION allows marketing and sales teams to work better together by enabling them to more quickly and easily create, distribute and measure the performance of compelling, localized, on-brand communications. FISION’s patented technology brings unrivaled capabilities to clients across more than 20 countries, which includes some of the world’s largest corporations in healthcare, hospitality, financial/insurance, software, and technology.

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Volerro Corporation, a wholly owned subsidiary of FISION, provides a SaaS platform that simplifies how enterprise teams create, refine and distribute content. By streamlining content production and team coordination, its cloud-based collaboration service eliminates “content chaos” among product, brand, marketing, and creative teams. Volerro’s ReVu.Me cloud app allows team members to work on the same document in real-time with integrated chat and voice conferencing. For more information, visit www.volerro.com.

For additional information, call 1-866-378-2506 or visit www.fisiononline.com

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For answers to frequently asked questions, see visit FISION’s FAQ page: www.fisiononline.com/ir/faq/

Notice Regarding Forward-Looking Statements:

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "should," "plans," "explores," "expects," "anticipates," "continue," "estimate," "project," "intend," “anticipate,” “estimate,” “expect,” “intend,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's public filings. The occurrence of any of these risks and uncertainties could have a material adverse effect on the company’s business, financial condition, and results of operations. Forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of Fision and its subsidiaries.. These statements are based on the current expectations and beliefs of Fision and Fision's Management and may be subject to uncertainty and changes in circumstances. Fision and Fision's Management caution readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, or by changes in economic, business, competitive, technological, strategic and/or regulatory factors. Fision and Fision's Management are under no obligation to, and expressly disclaim any obligation to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:

Garry Lowenthal, EVP & CFO

FISION Corporation

(612) 927-3620

Media Relations:

TrendLogic PR

(800) 992-6299

contact@trendlogicpr.com

Investor Relations:

Ron Both or Geoffrey Plank

CMA Investor Relations

(949) 432-7557

FSSN@cma.team

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